                                                                     Exhibit 99a




                                OPTION AGREEMENT





                                 BY AND BETWEEN



                                PERIODONTIX, INC.

                                       AND

                                  DEMEGEN, INC.





                               FEBRUARY 16, 2001

ARTICLE I. DEFINITIONS........................................................5

   1.1   ASSETS...............................................................5
   1.2   ASSET PURCHASE AGREEMENT.............................................6
   1.3   CLAIM SHARES.........................................................6
   1.4   CLINICAL TRIALS......................................................6
   1.5   CLOSING DATE.........................................................6
   1.6   COMPANY SPONSORED IND................................................6
   1.7   DEMEGEN COMMON STOCK.................................................6
   1.8   DEMEGEN DISCLOSURE SCHEDULE..........................................6
   1.9   DEMEGEN SHARE PRICE..................................................7
   1.10  DEMEGEN WARRANTS.....................................................7
   1.11  DISCLOSURE SCHEDULE..................................................7
   1.12  ENCUMBRANCE..........................................................7
   1.13  ESCROW AGENT.........................................................7
   1.14  ESCROW AGREEMENT.....................................................7
   1.15  ESCROWED SECURITIES..................................................7
   1.16  EXCHANGE ACT.........................................................8
   1.17  EXPIRATION DATE......................................................8
   1.18  EXTENSION OPTION.....................................................8
   1.19  FACILITIES...........................................................8
   1.20  FDA..................................................................8
   1.21  IND..................................................................8
   1.22  INDEBTEDNESS.........................................................8
   1.23  INVESTOR REPRESENTATION LETTER.......................................8
   1.24  IRS..................................................................8
   1.25  KNOWLEDGE OF PERIODONTIX.............................................9
   1.26  MATERIAL ADVERSE EFFECT..............................................9
   1.27  OPERATING LIABILITIES................................................9
   1.28  OPTION...............................................................9
   1.29  OPTION EXTENSION SECURITIES..........................................9
   1.30  PHOTODYNAMIC TECHNOLOGY..............................................9
   1.31  SEC..................................................................9
   1.32  SECOND PAYMENT DATE..................................................9
   1.33  SECURITIES ACT.......................................................9
   1.34  SECURED CONVERTIBLE NOTES...........................................10
   1.35  STOCKHOLDERS........................................................10
   1.36  TAXES...............................................................10
   1.37  TECHNOLOGY..........................................................10
   1.38  TERMINATION DATE....................................................10

ARTICLE II. The OPTION.......................................................10

   2.1   OPTION..............................................................10
   2.2   CONSIDERATION.......................................................11

ARTICLE III. Escrow..........................................................12

   3.1   ESCROWED SECURITIES; LEGEND.........................................12
   3.2   RELEASE OF ESCROWED SECURITIES TO PERIODONTIX.......................13
   3.3   RESTRICTED SECURITIES...............................................13

ARTICLE IV. Closing..........................................................14

   4.1   THE CLOSING.........................................................14
   4.2   DELIVERIES AT CLOSING...............................................14

ARTICLE V....................................................................15

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF PERIODONTIX....................15

   6.1   DUE ORGANIZATION OF PERIODONTIX.....................................15
   6.2   AUTHORIZATION.......................................................15
   6.3   INDEBTEDNESS........................................................15
   6.4   [INTENTIONALLY OMITTED].............................................15
   6.5   TITLE TO ASSETS.....................................................15
   6.6   LEASES, PREMISES....................................................16
   6.7   CONTRACTS AND COMMITMENTS; DISCLOSURE...............................16
   6.8   LITIGATION, PROCEEDINGS AND APPLICABLE LAW..........................16
   6.9   COMPLIANCE WITH LAWS................................................17
   6.10  EMPLOYEE INVENTIONS, NON-DISCLOSURE, AND NON-COMPETITION
            AGREEMENTS.......................................................17
   6.11  CONSENTS AND APPROVALS..............................................17
   6.12  CLINICAL TRIALS AND RELATED DATA....................................17
   6.13  NO CONFLICT OR VIOLATION............................................18
   6.14  INDS; CLINICAL TRIALS...............................................18
   6.15  NO BROKER'S OR FINDER'S FEES........................................18
   6.16  INTELLECTUAL PROPERTY...............................................18
   6.17  PERMITS.............................................................19
   6.18  MATERIAL MISSTATEMENTS OR OMISSIONS.................................19

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF DEMEGEN.......................20

   7.1   ORGANIZATION OF DEMEGEN.............................................20
   7.2   CHARTER DOCUMENTS...................................................20
   7.3   CAPITAL STOCK.......................................................20
   7.4   DEMEGEN DOCUMENTS...................................................20
   7.5   SECURITIES..........................................................21
   7.6   NO CONFLICT OR VIOLATION............................................21
   7.7   CONSENTS AND APPROVALS..............................................21
   7.8   NO BROKER'S OR FINDER'S FEES........................................21
   7.9   LITIGATION..........................................................22
   7.10  AUTHORIZATION OF TRANSACTION........................................22
   7.11  NO UNDISCLOSED LIABILITIES..........................................22

ARTICLE VIII. Covenants Prior to the Closing Date............................22

   8.1   MAINTENANCE OF BUSINESS; NOTICE.....................................22
   8.2   NO SOLICITATION OF TRANSACTIONS.....................................23
   8.3   CERTAIN PROHIBITED TRANSACTIONS.....................................23
   8.4   CONSENTS AND COMMERCIALLY REASONABLE EFFORTS........................23
   8.5   SATISFACTION OF CONDITIONS..........................................23

ARTICLE IX. INDEMNIFICATION; Covenants After the Closing Date................24

   9.1   INDEMNIFICATION.....................................................24
   9.2   SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND OBLIGATIONS..........26
   9.3   INSURANCE...........................................................27
   9.4   LIMITATIONS.........................................................27
   9.5   EXCLUSIVE REMEDY....................................................28


ARTICLE X. CONDITIONS TO OBLIGATION OF EACH PARTY............................28

   10.1  CONDITIONS TO PERIODONTIX'S OBLIGATIONS.............................28
   10.2  CONDITIONS TO DEMEGEN'S OBLIGATIONS.................................29

ARTICLE XI. Miscellaneous....................................................31

   11.1  TERMINATION.........................................................31
   11.2  BOARD REPRESENTATION................................................32
   11.3  RULE 144 REPORTING..................................................32
   11.4  NO THIRD PARTY BENEFICIARIES........................................32
   11.5  NO PRESUMPTION AGAINST DRAFTSMAN....................................33
   11.6  EXPENSES............................................................33
   11.7  SUCCESSION AND ASSIGNMENT...........................................33
   11.8  NOTICES.............................................................33
   11.9  ENTIRE AGREEMENT....................................................34
   11.10 MULTIPLE COUNTERPARTS...............................................34
   11.11 HEADINGS AND TABLE OF CONTENTS......................................34
   11.12 PUBLICITY...........................................................34
   11.13 GOVERNING LAW.......................................................35
   11.14 AMENDMENTS AND WAIVERS..............................................35
   11.15 SEVERABILITY........................................................35
   11.16 CONSTRUCTION........................................................35
   11.17 INCORPORATION OF EXHIBITS AND SCHEDULES.............................35
   11.18 TAXES...............................................................35
   11.19 SHARING OF DATA.....................................................36

                                    AGREEMENT

         This Agreement (this "Agreement"), dated as of February 16, 2001, is by and between Demegen, Inc., a Colorado corporation ("Demegen"), Periodontix, Inc., a Delaware corporation ("Periodontix").

                                    RECITALS

         A. The Boards of Directors of Demegen and Periodontix desire to enter into this Agreement providing, among other things, for (i) the licensing of certain of Periodontix's technology to Demegen pursuant to the terms of a License Agreement attached hereto as Exhibit A (the "License Agreement"), (ii) the acquisition of certain of Periodontix's assets and assumption of certain of Periodontix's liabilities, and (iii) the grant by Periodontix to Demegen of an option to purchase certain other assets of Periodontix, free and clear of all liens and other encumbrances, as described with more particularity in Section
2.1 (the "Option").

         B. Periodontix has previously granted security interests in its assets to the Noteholders as security for the repayment of certain loans to Periodontix.

         C. Those holders that are listed on Schedule 1 (collectively, the "Noteholders") of certain Periodontix convertible promissory notes have each agreed pursuant to amendments to their respective notes in the forms attached hereto as Exhibits F-1, F-2 and F-3 (the "Note Amendments"), among other things,
(i) not to exercise any rights they, or any of them, may have against Periodontix until such time as the Option shall have expired and (ii) in the event the Option is exercised by Demegen, to take any and all actions required in order to cause Periodontix's assets to be transferred free and clear of all liens and other encumbrances.

         D. The execution and delivery of this Agreement by Periodontix is a condition precedent to the execution and delivery of the License Agreement by Demegen.

                                    AGREEMENT

         In consideration of the respective representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         As used herein, the following terms shall have the following meanings. Any of these terms may be used in the singular or the plural, depending upon the reference.

         1.1 Assets.

         The term "Assets" shall mean the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal, and constituting, or used in connection with, the business of Company or in which Periodontix has any ownership interest, provided, however, that the Assets shall not include any Periodontix assets related solely to the Photodynamic Technology.

         1.2      Asset Purchase Agreement.

         The term "Asset Purchase Agreement" shall mean the Asset Purchase Agreement attached hereto as Exhibit B.

         1.3 Claim Shares.

         The term "Claim Shares" shall mean a number of shares of Demegen Stock determined by dividing (i) the aggregate amount of outstanding Claims for indemnification in U.S. Dollars made by Demegen pursuant to Section 9.1 hereof which shall be outstanding and unresolved as of the earlier of (a) the Termination Date and (b) the Anniversary Date, by (ii) the Demegen Share Price as of the date hereof (the "Closing Share Price") (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations).

         1.4 Clinical Trials.

         The term "Clinical Trials" shall mean all clinical investigations sponsored by Periodontix pursuant to a Company Sponsored IND submitted to the FDA.

         1.5 Closing Date.

         The term "Closing Date" shall mean the date upon which the parties make the deliveries contemplated by Section 4.2 which Date shall be on or before February 28, 2001.

         1.6 Company Sponsored IND.

         The term "Company Sponsored IND" shall mean an IND that has been submitted to the FDA by or on behalf of Periodontix with respect to any drug or other treatment based on the Technology.

         1.7 Demegen Common Stock.

         The term "Demegen Common Stock" shall mean the common stock of Demegen, par value $.001 per share.

         1.8 Demegen Disclosure Schedule.

         The term "Demegen Disclosure Schedule" shall mean the schedule, dated as of the date hereof, delivered by Demegen to Periodontix concurrently with the execution of this Agreement, stating any and all exceptions to the representations and warranties of Demegen, including, without limitation, those set forth in Article VII, and providing certain other information called for by this Agreement.

         1.9 Demegen Share Price.

         The term "Demegen Share Price" as of a given date shall mean the average of the closing prices of the Demegen Stock during the twenty (20) consecutive trading days ending on the given date.

         1.10 Demegen Warrants.

         The term "Demegen Warrants" shall mean warrants to purchase shares of Demegen Common Stock at an exercise price of $1.25 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) in the form of Exhibit C hereto which may be issued to Periodontix under this Agreement and the Asset Purchase Agreement.

         1.11 Disclosure Schedule.

         The term "Disclosure Schedule" shall mean the schedule, dated as of the date hereof, delivered by Periodontix to Demegen concurrently with the execution of this Agreement, stating any and all exceptions to the representations and warranties of Periodontix, including, without limitation, those set forth in
Article VI, and providing certain other information called for by this Agreement.

         1.12 Encumbrance.

         The term "Encumbrance" shall mean any lien, pledge, easement, security interest, mortgage, right-of-way, encumbrance, charge, pledge, priority payment, conditional sales agreement right, or other title retention agreement right in any asset, other than (a) mechanic's, materialmen's, and similar liens, (b) liens arising under workers' compensation, unemployment insurance, social security, retirement, and similar legislation, (c) liens on goods in transit incurred pursuant to documentary letters of credit and (d) statutory liens with respect to current Taxes not yet due and payable.

         1.13 Escrow Agent.

         The term "Escrow Agent" shall mean Joseph Lovett.

         1.14 Escrow Agreement.

         The term "Escrow Agreement" shall mean the Escrow Agreement attached hereto as Exhibit D.

         1.15 Escrowed Securities.

         The term "Escrowed Securities" shall mean the shares of Demegen Common Stock and Demegen Warrant deposited into escrow pursuant to the first paragraph of Section 2.2(a)(ii) hereof.

         1.16 Exchange Act.

         The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         1.17 Expiration Date.

                  The term "Expiration Date" shall mean July 31, 2001, unless Demegen shall have exercised the Extension Option, in which case "Expiration Date" shall mean January 31, 2002.

         1.18 Extension Option.

         The term "Extension Option" shall mean the option of Demegen to extend the Expiration Date as described in Section 2.1.

         1.19 Facilities.

         The term "Facilities" shall mean the offices leased by Periodontix at 313 Pleasant Street, Watertown, Massachusetts which have been subleased to Demegen.

         1.20 FDA

         The term FDA shall mean the U.S. Food and Drug Administration.

         1.21 IND

         The term IND shall mean an investigational new drug application submitted to the FDA.

         1.22 Indebtedness.

         The term "Indebtedness" shall mean indebtedness for money borrowed by Periodontix or for Periodontix's benefit, whether such indebtedness is evidenced by a bond, note, debenture, capitalized lease obligation, deferred purchase price obligation, title retention device, book entry, or otherwise.

         1.23 Investor Representation Letter.

         The term "Investor Representation Letter" shall mean the Investor Representation Letter in the form of Exhibit E.

         1.24 IRS.

         The term "IRS" shall mean the Internal Revenue Service.

         1.25 Knowledge of Periodontix.

         The term "Knowledge of Periodontix" shall mean to the knowledge of Robert Linke and F. Donald Roberts.

         1.26 Material Adverse Effect.

         The term "Material Adverse Effect" shall mean changes, developments or occurrences which, individually or in the aggregate, have materially adversely affected or would reasonably be expected to have a material adverse effect on the business or financial condition of the entity concerned or on the value of its assets.

         1.27 Operating Liabilities.


         The term "Operating Liabilities" shall mean those liabilities of Periodontix set forth on Schedule 2 but only to the extent that the amounts thereof are set forth on Schedule 2.

         1.28 Option.

         The term "Option" shall mean the right of Demegen to purchase all of the Assets in accordance with Article II of this Agreement.

         1.29 Option Extension Securities.

         The term "Option Extension Securities" shall mean 1,000,000 shares of Demegen Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations).

         1.30 Photodynamic Technology.

         The term "Photodynamic Technology" shall mean the technology described in the License Agreement.

         1.31 SEC.

         The term "SEC" shall mean the U.S. Securities and Exchange Commission.

         1.32 Second Payment Date.

         The term "Second Payment Date" shall mean April 2, 2001.

         1.33 Securities Act.

         The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         1.34 Secured Convertible Notes.

         The term "Secured Convertible Notes" shall mean the three series of notes issued by Periodontix in April, 1999 (the "April Notes"), September, 1999 (the "September Notes") and July, 2000 (the "July Notes"), in the aggregate principal amount of $2,769,230.95.

         1.35 Stockholders.

         The term "Stockholders" shall mean all the stockholders of Periodontix.

         1.36 Taxes.

         The term "Taxes" shall mean any and all federal, state, local and foreign taxes, including, without limitation, net income, gross income, gross receipts, sales, use, ad valorem, business and occupation, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, premium, real and personal property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, supplemental or retroactive assessments or additional amounts with respect thereto.

         1.37 Technology.

         The term "Technology" shall have the meaning ascribed to it in the License Agreement.

         1.38 Termination Date.

         The term "Termination Date" shall mean the earliest of the (i) date upon which Demegen shall have exercised the Right to Terminate as described in
Section 2.1, (ii) the Expiration Date if Demegen has not exercised the Option prior to the Expiration Date and (iii) the date on which this Agreement is terminated pursuant to Section 11.1.

                                  ARTICLE II.

                                   THE OPTION

         2.1 Option.

         In consideration of this Agreement and the License Agreement, and subject to the terms and conditions set forth herein, Periodontix hereby grants to Demegen an option to purchase all Periodontix's right, title and interest in and to the Assets upon the terms and conditions set forth in and pursuant to the Asset Purchase Agreement (the "Option"). At any time prior to July 31, 2001, Demegen may elect to extend the Expiration Date until January 31, 2002 by giving Periodontix written notification of its election to extend the Expiration Date, and by issuance and delivery to Periodontix of the Option Extension Securities. Unless earlier terminated by Demegen in accordance with the provisions of this
Section 2.1, the Option may be
exercised at any time after the Closing Date hereof and on or before the Termination Date. The Option shall be exercisable by delivery of a signed copy of the Asset Purchase Agreement to Periodontix. Notwithstanding any other provision of this Agreement or the License Agreement, Demegen shall have the right, without liability to any party to this Agreement, to terminate this Agreement and the License Agreement at any time prior to the Second Payment Date, if (i) Demegen shall have been unable to obtain an infusion of equity capital of at least $3,000,000 on commercially reasonable terms and conditions (all closings of equity infusion by Demegen shall be deemed to have been on commercially reasonable terms and conditions) or (ii) upon the occurrence of any event or discovery by Demegen of any fact or circumstance that would materially impair the commercial development of the Technology (it being understood that delays in development, additional costs of development and lack of funding would not, absent other circumstances such as patent infringement claims against the Technology, constitute material impairment) (the "Right to Terminate"). Demegen shall give Periodontix and the Escrow Agent written notification of its election to exercise the Right to Terminate, and thereafter neither Demegen nor Periodontix shall have any further obligation to the other under this Agreement or the License Agreement (other than obligations that are expressly identified in this Agreement or the License Agreement, if any, as surviving the termination of this Agreement or the License Agreement).

         2.2 Consideration.

         (a) In consideration of the Option and the License Agreement, at Closing Demegen shall deliver:

               (i) To Periodontix, a certificate evidencing 460,000 shares of Demegen Common StoIk (the "Closing Shares") and a Demegen Warrant evidencing the right to purchase 460,000 shares of Demegen Common Stock (the "Closing Warrant"); and

               (ii) To the Escrow Agent, two certificates, one evidencing 230,000 shares of Demegen Common Stock which shall be held as security for Periodontix's indemnification objectives under Section 9.1 and one evidencing 1,610,000 shares of Demegen Common Stock (collectively, the "Original Escrow Shares") and a Demegen Warrant evidencing the right to purchase 1,840,000 shares of Demegen Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) (the "Escrow Warrant").

         Unless Demegen shall have exercised the Right to Terminate prior to the Second Payment Date, on the Second Payment Date, as additional consideration for the Option and the License Agreement, Demegen shall deliver to (i) Periodontix, a certificate evidencing 1,800,000 shares of Demegen Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) and a Demegen Warrant evidencing the right to purchase 2,000,000 shares of Demegen Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) and
(ii) the Escrow Agent, a certificate evidencing 200,000 shares of Demegen Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) to be held as security for Periodontix' indemnification obligations under

Section 9.1, provided that if Demegen exercises the Option prior to the Second Payment Date Demegen shall issue to Periodontix the securities contemplated by this paragraph on the earlier of the Second Payment Date and the closing of the transactions contemplated by the Assets Purchase Agreement.

         (b) As additional consideration for the Option and the License Agreement, Demegen has entered into a sublease with Periodontix for the facilities, paid Periodontix $50,000 and shall assume, and hereby does assume, the Operating Liabilities, including all obligations of Periodontix under the agreements set forth on Schedule 2 which shall be assigned to Demegen or, if such agreements are not assignable, perform and discharge on behalf of Periodontix the Operating Liabilities as such Liabilities are incurred after January 1, 2001 until the earlier of thirty (30) days following (i) the exercise by Demegen of the Right to Terminate or (ii) the Termination Date; provided that Demegen's agreement under this paragraph shall not terminate if the Option is exercised and the closing of the transactions contemplated under the Asset Purchase Agreement occurs.

         (c) Unless Demegen shall have exercised the Right to Terminate prior to April 2, 2001, on each of April 2, 2001 and December 1, 200l, Demegen shall, as additional consideration for the Option and the License Agreement, make a cash payment to Adams, Harkness & Hill on behalf of Periodontix of $175,000 ($350,000 in the aggregate).

         (d) At the Closing, Demegen shall purchase from Periodontix, all office supplies, equipment, furniture, furnishings, fixtures, computers, machinery, tools and other tangible personal property owned by Periodontix pertaining to the operation of and located at the Facility as set forth on Schedule 3 (collectively, the "Equipment") and all warranties and guarantees, if any, express or implied, existing for the benefit of Periodontix in connection with the Equipment to the extent transferable. The purchase price for the Equipment shall be $5,000 which $5,000 shall be payable in immediately available funds at the Closing; provided however, that in the event Demegen shall exercise the Right to Terminate or shall not exercise the Option prior to its termination, then Demegen shall promptly thereafter make an additional payment of $20,000 to Periodontix.

                                  ARTICLE III.

                                     ESCROW

         3.1 Escrowed Securities; Legend.

         Unless Demegen shall have exercised the Right to Terminate prior to the Second Payment Date, (i) 230,000 of the Original Escrow Shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) plus all shares of Demegen Common Stock delivered to the Escrow Agent after the Closing Date pursuant to this Agreement or the Asset Purchase Agreement (collectively, the "Indemnification Escrow Shares") shall remain in escrow until 11:59 p.m., eastern standard time, on the earlier of (a) the first anniversary of the date of this Agreement (the "Anniversary Date") and
(b) the Termination Date,
to cover any indemnification Claims made pursuant to Section 9.1 of this Agreement and (ii) 1,610,000 of the Original Escrow Shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) and the Escrow Warrant shall remain in escrow until 11:59 p.m., eastern standard time, on the earlier of the Second Payment Date and the date of the closing of the transactions contemplated by the Asset Purchase Agreement (but shall not be subject to indemnification Claims made pursuant to Section 9.1). In the event Demegen shall have exercised the Right to Terminate, the Escrow Agent shall deliver all the Escrowed Securities to Demegen, whereupon Demegen shall cause such Escrowed Securities to be canceled.

         3.2 Release of Escrowed Securities to Periodontix.

         (a) In the event that Demegen shall not have exercised the Right to Terminate prior to the Second Payment Date, within five days after the Second Payment Date or the closing of the transactions contemplated by the Asset Purchase Agreement if prior to the Second Closing Date, the Escrow Agent shall deliver (i) the Escrow Warrant to Periodontix and (ii) the certificate evidencing 1,610,000 of the Original Escrow Shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) to Periodontix.

         (b) Within five (5) Business Days following the earlier of the Anniversary Date or the Termination Date, if necessary, the Escrow Agent shall deliver to Demegen the certificates representing the Demegen Common Stock then held by the Escrow Agent, whereupon Demegen shall cause a new certificate to be issued to Periodontix (i) evidencing that number of shares of Demegen Common Stock for which no Claim under Section 9.1 is then pending or in dispute, and send such certificate to Periodontix and (ii) evidencing that number of shares of Demegen Common Stock for which Claims are then still pending or in dispute, and send such certificate to the Escrow Agent.

         3.3 Restricted Securities.

         Periodontix understands that (i) Demegen has no obligation or intention to register any of the shares of Demegen Common Stock or any of the Demegen Warrants or shares of Demegen Common Stock issuable upon exercise of the Demegen Warrants for resale under any federal or state securities laws or to take any action (except for the filing of reports or the publication of information required by Rule 144 under the Securities Act), which would make available any exemption from the registration requirements of such laws, and (ii) Periodontix therefore may be precluded from selling or otherwise transferring or disposing of any shares of Demegen Common Stock or any of the Warrants, and may therefore have to bear the economic risk such securities for an indefinite period of time. Notwithstanding the foregoing, Demegen acknowledges that Periodontix has informed it that Periodontix intends to transfer a portion of the Demegen Common Stock and Demegen Warrants it receives pursuant to this Agreement and the License Agreement to the Noteholders and to certain other Stockholder entities and individuals (with the Noteholders, collectively the "Contemplated Transferees"). Demegen agrees to permit such a transfer to a Contemplated Transferee if, and only if, Demegen shall have received an Investor Representation Letter signed by the Contemplated Transferee prior to the date of issuance of the securities to be transferred.

                                   ARTICLE IV.

                                     CLOSING

         4.1 The Closing.

         The Closing of the transactions provided for in this Agreement (the "Closing") shall take place at the office of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 at 9:00 a.m., on February 16, 2001, or such other date and time as the parties may agree. All parties need not be present at the Closing and facsimile copies of signatures of parties not present may be treated as originals.

         4.2 Deliveries at Closing.

         At the Closing, the following documents shall be exchanged by the parties:

               (a) Delivery of Shares. Demegen shall deliver (i) to the Escrow Agent, certificates representing the representing the Escrowed Securities and
(ii) to Periodontix, the Closing Shares and the Closing Warrant.

               (b) License Agreement. Demegen and Periodontix shall execute and deliver the License Agreement.

               (c) Note Amendments. Periodontix shall deliver to Demegen a copy of a Note Amendment executed by each of the Noteholders.

               (d) Company Certificates; Opinions. Periodontix shall deliver the certificates, opinions of counsel and other items described in Section 10.2 hereof, and such other evidence as Demegen shall reasonably request concerning the performance of all the covenants by Periodontix and the satisfaction of all the conditions to Demegen's obligations set forth in Section 10.2 hereof.

               (e) Demegen Certificates; Opinions. Demegen shall deliver the certificates, opinions of counsel and other items described in Section 10.1 hereof, and such other evidence as Periodontix shall reasonably request concerning the performance of all the covenants by Demegen and Purchaser and the satisfaction of all the conditions to Periodontix's obligations set forth in
Section 10.1 hereof.

               (f) Investor Representation Letter. Periodontix and each of the Contemplated Transferees for the Closing Shares and Closing Warrant shall execute and deliver to Demegen an Investor Representation Letter.

               (g) Escrow Agreement. Periodontix, Demegen and the Escrow Agent shall execute and deliver the Escrow Agreement.

                                   ARTICLE V.

                              STOCKHOLDERS CONSENT

         5.1 As soon as practicable, Periodontix shall seek stockholder approval of the transactions contemplated by this Agreement (the "Transactions"). The Board of Directors shall recommend that the Stockholders approve the Transactions.

                                  ARTICLE VI.

                        REPRESENTATIONS AND WARRANTIES OF
                                   PERIODONTIX

         Periodontix hereby represents and warrants to Demegen as follows, except as set forth in the Disclosure Schedule:

         6.1 Due Organization of Periodontix.

         Periodontix is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted.

         6.2 Authorization.

         Subject to approval by the Stockholders, Periodontix has all requisite corporate power and authority to execute and deliver this Agreement, the License Agreement, and if the Option is exercised by Demegen, the Asset Purchase Agreement, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. This Agreement has been, and the License Agreement and the Asset Purchase Agreement will be, duly executed and delivered by Periodontix and is, and will be, the legal, valid and binding obligations of Periodontix, enforceable against Periodontix in accordance with their respective terms.

         6.3 Indebtedness.

         Except as set forth in Section 6.3 of the Disclosure Schedule, Periodontix has no Indebtedness. Set forth on Section 6.3 of the Disclosure Schedule opposite each Noteholder's name is the principal amount of Indebtedness of Periodontix to such Noteholder.

         6.4 [INTENTIONALLY OMITTED].

         6.5 Title to Assets.

         (a) Periodontix has good and marketable title to or a valid subsisting leasehold or licensing interest in all of the Assets.

         (b) Except as set forth in Section 6.5 of the Disclosure Schedule, none of the Assets is subject to any Encumbrance of any kind or character.

         (c) Periodontix has in all material respects performed all the obligations required to be performed by it with respect to all Assets leased or licensed by it through the date hereof, except where the failure to perform would not in any material respect interfere with or impair the present and continued use thereof.

         6.6 Leases, Premises.

         Section 6.6 of the Disclosure Schedule contains a list of all real property leases, subleases, amendments, options and other leasehold interests to which Periodontix is a party, except for the sublease entered into between Periodontix and Demegen (the "Leases"). Periodontix has made available to Demegen true, correct and complete copies of each Lease. There is no existing material default or event of default (or event which with notice or lapse of time or both would constitute a default or an event of default) under, or material breach by, Periodontix or, to the Knowledge of Periodontix, under or by any other party thereto of, any of the Leases. Periodontix has not made any modification or alteration to any Structure or property subject to any Lease, prior to or after the expiration of such Lease, which was not approved, in writing, by the relevant landlord, or permitted without the consent of the landlord, under the terms of the Lease and which could result in the imposition of any liability, assessment or charge against Periodontix.

         6.7 Contracts and Commitments; Disclosure.

         Periodontix is not in breach or violation of, or default under, and, to the Knowledge of Periodontix, there are no facts or existing circumstances which have resulted in Periodontix expecting a claim that Periodontix is in breach or violation of, or default under, any Material Contract (as defined below), and, to the Knowledge of Periodontix, no event has occurred which constitutes or, with the lapse of time or the giving of notice, or both, would constitute such a breach, violation or default by Periodontix thereunder except in each case for any breach, violation or default that would not reasonably be expected to have a Material Adverse Effect on Periodontix or as described on Section 6.7 of the Disclosure Schedule. Section 6.7 of the Disclosure Schedule sets forth a list of each contract, agreement, instrument, indenture, deed of trust, commitment, or other obligation of any type to which Periodontix is a party (or is bound) to which Periodontix is a party and which is material to its business, the Technology, or the Assets, including, but not limited to, its contracts relating to Clinical Trials and contracts relating to technology rights, license agreements, and royalty agreements (the "Material Contracts"). To the Knowledge of Periodontix, there is no default by any other party to any of the Material Contracts.

         6.8 Litigation, Proceedings and Applicable Law.

         As of the Closing Date, except as set forth in Section 6.8 of the Disclosure Schedule, there are no actions pending at law or in equity or before or by any governmental authority or instrumentality or before any arbitrator of any kind, or to the Knowledge of Periodontix, threatened (in writing):

               (a) against Periodontix, its business, or the Assets (including with respect to environmental laws or FDA regulations), (ii) to the Knowledge of Periodontix, any employees of Periodontix in their capacity as such, and (iii) any officers or directors of Periodontix in their capacity as such;

               (b) seeking to delay, limit or enjoin, or that would have the effect of delaying, limiting or enjoining the consummation of the transactions contemplated hereby; or

               (c) in which Periodontix is a plaintiff, including any derivative suits brought by or on behalf of Periodontix.


Periodontix is not in default with respect to or subject to any court order, and there are no unsatisfied judgments against Periodontix, its business, or the Assets which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Periodontix. There are no court orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any environmental law or FDA regulation which regulate, obligate, or bind Periodontix.

         6.9 Compliance with Laws.

         To the Knowledge of Periodontix, since January 1, 1997, Periodontix has complied in all material respects and is in compliance in all material respects with all applicable federal, state and local laws, including codes, statutes, rules, regulations, ordinances and other written governmental restrictions and requirements ("Governmental Requirements") affecting the conduct of the business of Periodontix, and the ownership or operation of Periodontix's properties. Periodontix has not received any notice or communication of any kind asserting any noncompliance with any Governmental Requirements.

         6.10 Employee Inventions, Non-disclosure, and Non-Competition
Agreements.

         Each employee and former employee of Periodontix has entered into an Employee Inventions, Non-disclosure, and Non-Competition Agreement (a "Technology Agreement") with Periodontix.

         6.11 Consents and Approvals.

         Except as set forth in Section 6.11 of the Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Periodontix in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for any consent, approval, authorization, declaration, filing or registration that, if not obtained or made, would not have a Material Adverse Effect.

         6.12 Clinical Trials and Related Data.

         Section 6.12 of the Disclosure Schedule sets forth a listing of all animal and clinical studies that have been conducted by Periodontix. All data resulting from Clinical Trials, Periodontix Sponsored INDs have been made available to Demegen and to Periodontix's knowledge are true, accurate, and representative of the work in all material respects. All products, studies, and data manufactured, prepared, developed, and generated by Periodontix have been manufactured, prepared, developed, conducted, gathered, and generated by or on behalf of Periodontix, and to Periodontix's knowledge have been manufactured, in accordance with Good Laboratory Practices, Good Clinical Practices, and Good Manufacturing practices, as those terms are commonly used by the appropriate regulatory authorities and by the pharmaceutical industry generally, to the extent of their applicability.

         6.13 No Conflict or Violation.

         Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or bylaws of Periodontix, (b) a breach of or a default under any term or provision of any Material Contract, agreement, lease, commitment, license, franchise or permit to which Periodontix is a party or an event which with notice, lapse of time, or both, would result in any such breach or default, or (c) a violation by Periodontix of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or an event which with notice, lapse of time, or both, would result in any such violation, which violation, conflict, breach or default would have a Material Adverse Effect.

         6.14 INDs; Clinical Trials

         Set forth as Section 6.14 of the Disclosure Schedule is a list setting forth each Company Sponsored IND and each Clinical Trial commenced pursuant thereto.

         6.15 No Broker's or Finder's Fees.

         Other than the fee of Adams Harkness & Hill, which may be paid pursuant to Section 2.2(d), there are no broker's or finder's expenses, commissions, fees or other forms of compensation which are due or payable from or by Periodontix, or may have been earned by any third party acting on behalf of any Noteholder or Periodontix in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

         6.16 Intellectual Property.

         (a) Section 6.16 of the Disclosure Schedule sets forth a list of all patents, patents pending, and trademarks of Periodontix related to the Technology (collectively, "Intellectual Property"). Except for Intellectual Property which is licensed to Periodontix pursuant to licenses identified in
Section 6.16 of the Disclosure Schedule, to the Knowledge of Periodontix, Periodontix exclusively owns all rights to the Intellectual Property, and no royalties are required for Periodontix to continue to exclusively own and use the Intellectual Property and to license or otherwise transfer the Assets to Demegen. Except as set forth in Section 6.16 of the

Disclosure Schedule, to the Knowledge of Periodontix, licenses for Intellectual Property identified in the Disclosure Schedule are fully transferable to Demegen at no additional cost to Periodontix or Demegen.

         (b) Except for Intellectual Property licensed to Periodontix pursuant to licenses identified in Section 6.16 of the Disclosure Schedule, to the Knowledge of Periodontix, all of the Intellectual Property was either developed by a regular employee of Periodontix or ownership has been exclusively assigned to Periodontix.

         (c) Periodontix has exclusive control over the Intellectual Property which is owned by Periodontix, and to the Knowledge of Periodontix, no third party has rights thereto. All employees of Periodontix, and all consultants having at any time had access to any confidential information relating to the Intellectual Property which is owned by Periodontix have signed confidentiality agreements which prevent their use of or disclosure other than for the business of Periodontix and its successors.

         (d) To the Knowledge of Periodontix, none of the former or current members of management or key personnel of Periodontix, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of the Intellectual Property which is owned by Periodontix has threatened or asserted, either orally or in writing, any claims against Periodontix in connection with the involvement of such persons in the conception and development of any of such Intellectual Property.

         (e) No licenses or rights have been granted by Periodontix to distribute any of the Intellectual Property.

         6.17 Permits.

         To the Knowledge of Periodontix, Periodontix has all licenses, certificates, permits, franchises, supplier numbers and agreements, approvals, clearances, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, any entity acting on behalf of any governmental authority, or any other person or entity, necessary in any material respect for the conduct of or relating to the operation of the business of Periodontix as it is currently being conducted or operated ("Permits"), including, but not limited to, Permits required by the FDA. All Permits of Periodontix are listed in Section 6.17 of the Disclosure Schedule and are valid and in full force and effect. There is not now pending, nor, to the Knowledge of Periodontix, threatened, any action, proceeding or investigation, by or before any court or governmental authority which might result in any Permit being revoked, canceled, rescinded, modified or not renewed in the ordinary course of business.

         6.18 Material Misstatements or Omissions.

         No representation or warranty made by Periodontix in this Agreement, or in any exhibit, certificate or schedule furnished to Demegen by Periodontix pursuant to the terms of this Agreement, contains any untrue statement of a material fact

                                  ARTICLE VII.

                    REPRESENTATIONS AND WARRANTIES OF DEMEGEN

                  Except as set forth in the Demegen Disclosure Schedule, Demegen hereby represents and warrants to Periodontix as follows:

         7.1 Organization of Demegen.

         Demegen is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Demegen has all requisite corporate power and corporate authority to own, lease and operate its properties and conduct its business as it is presently being conducted. Demegen is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties except where the failure to be so qualified would not have a Material Adverse Effect on Demegen.

         7.2 Charter Documents.

         Demegen has made available to Periodontix a complete and correct copy of its charter and bylaws, each as amended to date. Such charter and bylaws are in full force and effect. Demegen is not in violation of any of the provisions of its charter or bylaws, respectively.

         7.3 Capital Stock.

         The authorized capital stock of Demegen consists of (i) 100,000,000 shares of common stock, par value $0.001 per share, and (ii) 40,000,000 shares of preferred stock, par value $0.001 per share. As of September 30, 2000, there were 32,304,778 shares of Demegen Common Stock and 4,444,444 shares of preferred stock issued and outstanding. Except as set forth in Section 7.1 of the Demegen Disclosure Schedule or 2000 10-K (as defined in Section 7.4), there are no warrants, options, convertible securities or other commitments pursuant to which the Demegen is or may become obligated to issue any shares of its capital stock or other securities of the Demegen.

         7.4 Demegen Documents.

         Demegen has filed all reports required to be filed by it with the SEC under the Securities Act and the Exchange Act. Demegen has made available to Periodontix copies of the most recent annual report on Form 10-K filed by Demegen under the Exchange Act for Demegen's fiscal year ended September 30, 2000 (the "2000 10-K") and the definitive proxy statement for its 2001 annual meeting of stockholders to be held on February 16, 2001 (the "2001 Proxy Statement"), along with any current reports on Form 8-K (the "Subsequent 8-Ks") filed by Demegen since October 1, 2000. The financial statements included in the 2000 10-K have been prepared in accordance with GAAP consistently applied throughout the periods indicated and present fairly the consolidated financial position of its operations for the periods ended on the dates indicated. None of the 2000 10-K, the 2000 Proxy Statement or the Subsequent 8-Ks include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Between September 30, 2000 and the date hereof, there has not been any change in the business or operations of Demegen which could reasonably be expected to have a Material Adverse Effect on Demegen.

         7.5      Securities.

         The Demegen Common Stock and the Demegen Warrants and the shares of Demegen Common Stock issuable upon exercise of the Demegen Warrants to be issued to Periodontix pursuant to the terms of this Agreement, the License Agreement and the Asset Purchase Agreement, when issued pursuant hereto or thereby, will be legally and validly authorized and issued, fully paid and nonassessable, will not have been issued in violation of the preemptive rights of any person, and will be free of all encumbrances except as contemplated by this Agreement.

         7.6 No Conflict or Violation.

         Neither the execution and delivery or performance of this Agreement, or any other agreement or instrument executed and delivered by Demegen pursuant to this Agreement, nor the consummation by Demegen of the transactions contemplated hereby or thereby, will (a) conflict or violate any provision of the articles of incorporation or bylaws of Demegen, (b) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Encumbrance or other arrangement to which Demegen is a party or by which it is bound or to which any of its assets are subject, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Demegen or any of its respective properties or assets.

         7.7 Consents and Approvals.

         Other than the approval of CEO Venture Fund, and other forms which may be required to be filed by Demegen with the SEC or state securities commissioners, no consent, approval or authorization or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Demegen in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         7.8 No Broker's or Finder's Fees.

         There are no broker's or finder's expenses, commissions, fees or other forms of compensation which are due or payable from or by Demegen, or may have been earned by any third party acting on behalf of Demegen or Purchaser in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

         7.9 Litigation.

         There is no pending action, suit, claim or legal, administrative or arbitratorial proceeding, nor, to the Knowledge of Demegen, has any action, suit, claim or legal, administrative or arbitratorial proceeding been threatened, against Demegen or before any governmental authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated thereby

         7.10 Authorization of Transaction.

         Demegen has all requisite corporate power and authority to execute and deliver this Agreement and all other agreements or instruments to be executed and delivered by Demegen in connection herewith, to consummate the transactions hereby and thereby and to perform its obligations hereunder and thereunder and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The execution and delivery of this Agreement and such other agreements or instruments, the performance of this Agreement and such other agreements and instruments, and the consummation of the transactions contemplated hereby and thereby by Demegen have been duly and validly authorized by all necessary corporate action on the part of Demegen. This Agreement and such other agreements or instruments have been duly and validly executed and delivered by Demegen, constitute valid and binding obligations of Demegen, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

         7.11 No Undisclosed Liabilities.

         All Liabilities which are required under GAAP to be set forth in the financial statements are included in the 2000 10-K. Demegen has incurred no liabilities (other than liabilities incurred in the ordinary course of business) since September 30, 2000 required to be reflected or reserved against in its financial statements in accordance with GAAP.

                                 ARTICLE VIII.

                       COVENANTS PRIOR TO THE CLOSING DATE

         Periodontix and Demegen, as applicable, covenant as follows for the period from the date hereof through the Closing Date.

         8.1 Maintenance of Business; Notice.

         Periodontix shall maintain the Assets in their current state of repair, subject to normal wear and tear, maintain insurance covering Assets comparable to that in effect as of the date hereof, and make timely payments on accounts payable and other obligations of in accordance with Periodontix's past practice. Periodontix shall notify Demegen within two (2) business days (i) of any adverse material events with respect to the Technology; (ii) of the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (iii) any failure of Periodontix to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement, or to satisfy any condition.

         8.2 No Solicitation of Transactions.

         Periodontix shall not, directly or indirectly, and shall use its commercially reasonable efforts to cause its officers, directors, Noteholders and agents not to solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of any interest in or to the Technology Related Assets of, or any equity interest in, Periodontix or any merger, consolidation or business combination with Periodontix. Periodontix hereby represents that it is not now engaged in discussions or negotiations with any party other than Demegen with respect to any of the foregoing. Periodontix shall notify Demegen promptly (orally and in writing) if any such written offer, or any inquiry or contact with any person with respect thereto, is made. Periodontix agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Periodontix is a party.

         8.3 Certain Prohibited Transactions.

         Periodontix shall not, without the prior written consent of the Demegen, engage in any transaction or act which would have a Material Adverse Effect on the use or development of the Technology Related Assets.

         8.4 Consents and Commercially Reasonable Efforts.

         As soon as practicable, Periodontix shall commence to take all reasonable action required to obtain all consents, including, without limitation, consents from parties to Material Contracts listed in the Disclosure Schedule, to the consummation of the transactions provided for in this Agreement, and to give all notices and make all filings with any third parties, including governmental authorities, necessary to authorize, approve or permit the transactions contemplated hereby. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its commercially reasonable efforts to take, or cause to be taken, any action to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby.

         8.5 Satisfaction of Conditions.

         Demegen and Periodontix each shall use its commercially reasonable efforts to satisfy the conditions set forth in Article X hereof to the extent such conditions are within such party's control.

                                  ARTICLE IX.

                INDEMNIFICATION; COVENANTS AFTER THE CLOSING DATE

         9.1 Indemnification.

         (a) Of Demegen. After the Closing Date, except as limited by, and subject to the terms and conditions of this Article, Demegen shall be indemnified for any and all costs, losses, liabilities, damages, lawsuits, diminution in value, taxes, demands, assessments, fines, deficiencies, claims and expenses, including without limitation, interest, penalties, and reasonable legal costs and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Claims"), incurred by it in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty made by Periodontix in or pursuant to this Agreement, the License Agreement or the Asset Purchase Agreement (but only in the event the Option is exercised and the closing of the transactions contemplated by the Asset Purchase Agreement occurs), (ii) any breach of any covenant or agreement made by Periodontix in or pursuant to this Agreement, the License Agreement, or the Asset Purchase Agreement (but only in the event the Option is exercised and the closing of the transactions contemplated by the Asset Purchase Agreement occurs) or (iii) any obligation or liability of Periodontix not expressly assumed by Demegen pursuant to the terms of this Agreement or the Asset Purchase Agreement. Indemnification under this
Section 9.1(a) shall be effected first by deducting the amount of the Claim from the Indemnification Escrow Shares in accordance with the procedures set forth in
Section 9.1(c) hereof and the Escrow Agreement (based on the Closing Share Price). If there is a validly asserted pending Claim at the time the Demegen Common Stock in Escrow is to be released pursuant to 3.2(b), such Claim Shares with respect to such Claim shall be withheld pending resolution of the Claim pursuant to Section 9.1(c), but the Escrow Agent shall be obligated to pay all amounts not then in dispute in accordance with the Escrow Agreement (based on the Closing Share Price). To the extent the aggregate amount due to Demegen in respect of any such validly asserted right of indemnification (a) shall exceed the amounts remaining and not subject to pending Claims in the Escrow Shares or
(b) shall relate to Claims validly made after the Escrow Shares have been released, Demegen shall have a general claim against Periodontix, which may be satisfied by Periodontix by delivery to Demegen of Demegen Common Stock and Demegen Warrants, including the Escrowed Securities.

         (b) Of Periodontix. Except as limited by, and subject to the terms and conditions of this Article, Demegen shall indemnify and save and hold harmless Periodontix from and against any and all Claims incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty made by Demegen in or pursuant to this Agreement, the License Agreement or the Asset Purchase Agreement (but only in the event the Option is exercised and the closing of the transactions contemplated by the Asset Purchase Agreement occurs) (ii) any breach of any covenant or agreement made by Demegen in or pursuant to this Agreement, the License Agreement, any Demegen Warrant or the Asset Purchase Agreement (but only in the event the Option is exercised and the closing of the transactions contemplated by the Asset Purchase Agreement occurs) or (iii) the failure of Demegen to pay or otherwise discharge the assumed Operating Liabilities or any other obligation or liability of Periodontix expressly assumed by Demegen.

         (c) Claims for Indemnification.

               (i) For purposes of this Section 9.1(c), the term "Indemnified Party" shall refer to the party indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 9.1(a) or 9.1(b), as the case may be; the term "Indemnifying Party" shall refer to the party having the obligation to indemnify pursuant to such provisions.

               (ii) An Indemnified Party shall give written notice (a "Claim Notice") to the Indemnifying Party within ten (10) business days after the Indemnified Party has knowledge of any Claim which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. No failure to give such Claim Notice within ten (10) business days as aforesaid shall affect the indemnification obligations of the Indemnifying Party hereunder, except to the extent the Indemnifying Party can demonstrate such failure materially prejudiced such Indemnifying Party's ability to successfully defend the matter giving rise to the Claim. The Claim Notice shall state the nature of the Claim, the amount of the Claim, if known, and the method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

               (iii) Within fifteen (15) days after delivery of a Claim Notice relating to an action, suit or proceeding of a third party, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit or proceeding, at its expense, with counsel reasonably satisfactory to the Indemnified Party, provided further that, if there should arise any conflict of interest between the Indemnifying Party and the Indemnified Party regarding the defense of third party Claims (including, for example, the availability of a certain defense or claims that are available to one but not both of such parties), and the Indemnified Party shall have reasonably concluded such in good faith and based upon the advice of counsel, then the Indemnified Party shall be entitled to retain counsel of its choice, and the reasonable fees and expenses of such counsel shall be borne by the Indemnifying Party, provided that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one such separate firm of attorneys. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The party or parties not controlling such defense may participate therein at its or their own expense. The party or parties controlling such defense shall keep the other party or parties advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party or parties with respect thereto. The non-controlling party shall furnish the controlling party with such information as it may have with respect to such action, suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the controlling party in the defense of such action, suit or proceeding. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, such action, suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from such action, suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed.

               (iv) In addition to giving a Claim Notice to the Indemnifying Party, if the Indemnified Party is Demegen and Demegen is seeking to enforce a Claim pursuant to the Escrow Agreement, Demegen shall also deliver a copy of the Claim Notice to the Escrow Agent. Within twenty business days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (A) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check, by wire transfer or by transfer to Demegen (in the case of Periodontix as Indemnifying Party) of Demegen Common Stock and Demegen Warrants; provided that if the Indemnified Party is Demegen and Demegen is seeking to enforce such claim pursuant to the Escrow Agreement the Indemnifying Party shall deliver to the Buyer and the Escrow Agent as part of the Response, a written notice instructing the Escrow Agent to disburse to Demegen a number of Indemnification Escrow Shares having a value based on the Closing Share Price equal to the Claimed Amount), (B) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount by check, by wire transfer or by transfer to Demegen (in the case of Periodontix as Indemnifying Party) of Demegen Common Stock and Demegen Warrants; provided that if the Indemnified Party is Demegen and Demegen is seeking to enforce such claim pursuant to the Escrow Agreement the Indemnifying Party shall deliver to Demegen and the Escrow Agent as part of the Response, a written notice instructing the Escrow Agent to disburse to Demegen a number of Indemnification Escrow Shares having a value based on the Closing Share Price equal to the Agreed Amount) or (C) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party does not deliver a Response within twenty business days after receipt of the Claim Notice, the Indemnifying Party will be deemed to have agreed that the Indemnified Party is entitled to receive all of the Claimed Amount. If the Indemnifying Party in the Response disputes the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within thirty (30) days following the delivery by the Indemnifying Party of such Response, the Indemnifying Party and the Indemnified Party shall each have the right to commence litigation for purposes of resolving such dispute.

         9.2 Survival of Representations and Warranties and Obligations.

         All representations, warranties, agreements, covenants and obligations made or undertaken by the parties in this Agreement or in any exhibit or schedule hereto, or in any instrument, certificate or other writing delivered at Closing and provided for in this Agreement (including the exceptions to any representations or warranties) shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto, and will remain in full force and effect unless, in respect of any agreement or covenant, some specified period is set forth in this Agreement or in any document or instrument executed and delivered pursuant hereto. All representations and warranties made by Periodontix and contained herein or in any exhibit, schedule, instrument or certificate delivered under or in connection with this Agreement shall remain in effect until the earlier of the Anniversary Date or the Termination Date. If written notice of a claim for breach of a representation or warranty has been given prior to the expiration of the applicable time period provided above for such representation and warranty, then the relevant representation or warranty shall survive as to such claim until the claim has been finally resolved. Each party to this Agreement shall (and shall cause his or its Affiliates to) use commercially reasonable efforts to pursue all legal rights and remedies available in order to minimize Claims for which indemnification is provided by an Indemnifying Party under this Article IX.

         9.3 Insurance.

         Notwithstanding any other provision of this Article IX, if any claims are made by third parties against an indemnified party for which the indemnifying party would be liable, and it appears likely that such claims might also be covered by the indemnified party's insurance policies, the indemnified party shall make a claim under such policies, and to the extent that the indemnified party obtains any recovery from such insurance, such recovery shall offset any sums due from the indemnifying party (or shall be repaid to the indemnifying party, if the indemnifying party has already fully paid such amounts).

         9.4 Limitations.

         (a) Notwithstanding anything to the contrary contained in this Agreement, each of the following limitations shall apply:

               (i) the aggregate liability of Periodontix under this Article IX shall not exceed (x) $500,000 (in the case of indemnification under Section 9.1(a)(i)) and $2,000,000 in total prior to the Second Payment Date, (y) $1,250,000 (in the case of indemnification under Section 9.1(a)(i)) and $5,000,000 in total if Demegen shall have delivered the consideration payable on the Second Payment Date and (z) $2,500,000 (in the case of indemnification under Section 9.1(a)(i)) and $10,000,000 in total if the transactions contemplated by the Asset Purchase Agreement shall be consummated.

               (ii) the aggregate liability of Demegen under this Article IX shall not exceed (x) $500,000 (in the case of indemnification under Section 9.1(b)(i)) and $2,000,000 in total prior to the Second Payment Date, (y) $1,250,000 (in the case of indemnification under Section 9.1(b)(i)) and $5,000,000 in total if Demegen shall have delivered the consideration payable on the Second Payment Date and (z) $2,500,000 (in the case of indemnification under Section 9.1(b)(i)) and $10,000,000 in total if the transactions contemplated by the Asset Purchase Agreement shall be consummated.

               (iii) no individual claim or series of related claims for indemnification under this Article IX shall be valid and assertable unless, and to the extent that, it is (or they are) for an amount in excess of $10,000.

               (iv) each party shall be liable under this Article IX for only that portion of the aggregate Claims against it which exceeds $50,000 (it being understood that the neither Periodontix nor Demegen shall be liable, in any event, for the first $50,000 of Claims), except that this limitation shall not apply to Claims under Sections 9.1 (a)(iii) or 9.1(b)(iii).

         (b) In no event shall any indemnifying party be responsible and liable for any claims or other amounts under this Article IX that are consequential, in the nature of lost profits, diminution in value, damage to reputation or the like, special or punitive or otherwise not actual damages.

         9.5 Exclusive Remedy.

         Except in the case of fraudulent misrepresentation, the rights of the parties to this Agreement under this Article IX shall be the sole and exclusive remedies of the parties to this Agreement relating to any misrepresentation, breach or warranty or failure to perform any covenant or agreement contained in this Agreement, the License Agreement, the Asset Purchase Agreement (but only in the event the Option is exercised and the closing of the transactions contemplated by the Asset Purchase Agreement occurs) or the Demegen Warrants or otherwise relating to the transactions that are the subject of this Agreement. In no event shall either party, its successor or permitted assigns, be entitled to claim or seek rescission of the transactions consummated under this Agreement, except in the case of fraudulent misrepresentation.

                                   ARTICLE X.

                     CONDITIONS TO OBLIGATION OF EACH PARTY

         10.1 Conditions to Periodontix's Obligations.

         The obligations of Periodontix to consummate the transactions contemplated hereby is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by
Periodontix:

               (a) Representations, Warranties and Covenants. All representations and warranties of Demegen contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (except for representations or warranties that speak as of a specific time), and Demegen shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

               (b) No Actions. No action or proceeding shall have been instituted before a court or other governmental body or by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Agreement or to obtain an amount of damages or other material relief in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby (the "Transactions"); and no governmental agency shall have given notice to any party hereto to the effect that consummation of the Transactions would constitute a violation of any law or that it intends to commence proceedings to restrain any of the Transactions.

               (c) No Material Changes. From the date of this Agreement through the Closing Date, there shall not have occurred any event that would have a Material Adverse Effect on Demegen;

               (d) Consents. All consents, approvals and waivers from third parties, including governmental authorities, necessary for the consummation of the transactions contemplated hereby shall have been obtained.

               (e) Opinion. Periodontix shall have received an opinion letter from Buchanan Ingersoll Professional Corporation, Demegen's legal counsel, as to those matters set forth in Exhibit G hereto.

               (f) Good Standing. Periodontix shall have received from Demegen, certificates of good standing from the Colorado Department of State and the Pennsylvania Department of Commonwealth.

               (g) Certificates. Demegen shall have furnished Periodontix with such certificates of the officers of Demegen or Purchaser and others to evidence compliance with the conditions set forth herein as may be reasonably requested by Periodontix.

               (h) Preferred Shareholder Approval. Demegen shall have obtained the consent of CEO Venture Fund to the transactions contemplated hereby.

               (i) Delivery of Securities Share Certificates. Demegen shall have delivered certificates representing the (i) Escrowed Securities to the Escrow Agent and (ii) the Closing Shares and Closing Warrant to Periodontix.

               (j) License Agreement. Demegen shall have executed the License Agreement.

               (k) Escrow Agreement. Demegen and the Escrow Agent shall have each executed the Escrow Agreement.

               (l) Security Deposit. Demegen shall have paid the security deposit under the sublease.

         10.2 Conditions to Demegen's Obligations.

         The obligations of Demegen is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Demegen:

               (a) Representations, Warranties and Covenants. All representations and warranties of Periodontix contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (except for those representations or warranties that speak as of a specific time), and Periodontix shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

               (b) No Actions. No action or proceeding shall have been instituted before a court or other governmental body or by any governmental agency or public authority to restrain or prohibit the Transactions or to obtain an amount of damages or other material relief in connection with the execution of this Agreement or the consummation of the Transactions; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain any of the Transactions.

               (c) No Material Changes. From the date of this Agreement through the Closing Date, there shall not have occurred any event that would have a Material Adverse Effect on Periodontix;

               (d) Consents. All consents, approvals and waivers from third parties, including governmental authorities, necessary for the consummation of the transactions contemplated hereby shall have been obtained.

               (e) Note Amendments. The Note Amendments shall have been duly executed by each of the parties thereto and a copy thereof delivered to Demegen.

               (f) Opinion. Demegen shall have received an opinion letter from Hale and Dorr LLP, Periodontix's legal counsel, in substantially the form of Exhibit H hereto.

               (g) Corporate Documents. Demegen shall have received from Periodontix (i) a copy of the text of the resolutions adopted by the Board of Directors and Stockholders approving this Agreement and the Transactions contemplated hereby, (ii) a copy of Periodontix's Bylaws, and (iii) a copy of Periodontix's Certificate of Incorporation certified by the Delaware Department of State. Such resolutions, Bylaws and Certificate of Incorporation shall be accompanied by a certificate of Periodontix's corporate secretary certifying to Demegen that such resolutions, Bylaws and Certificate of Incorporation are true, correct and complete, and were duly adopted and have not been amended or rescinded.

               (h) Good Standing. Demegen shall have received from Periodontix Certificates of Good Standing from the Massachusetts Secretary of State and from the Secretary of State of the State of Delaware, evidencing the good standing of Periodontix in each such jurisdiction.

               (i) Certificates. Periodontix shall have furnished Demegen with such certificates of the officers of Periodontix and others to evidence compliance with the conditions set forth herein as may be reasonably requested by Demegen.

               (j) Escrow Agreement. Periodontix and the Escrow Agent shall have each executed the Escrow Agreement.

                                   ARTICLE XI.

                                  MISCELLANEOUS

         11.1 Termination.

         (a) Generally. This Agreement may be terminated at any time prior to
Closing:

               (i) By mutual written consent of Demegen and Periodontix;

               (ii) By Demegen or Periodontix if the Closing shall not have occurred on or before February 28, 2001;

               (iii) By Demegen if there is a material breach of any representation or warranty set forth in Article VI hereof or any covenant or agreement to be complied with or performed by Periodontix pursuant to the terms of this Agreement or the License Agreement; or

               (iv) By Periodontix if there is a material breach of any representation or warranty set forth in Article VII hereof or of any covenant or agreement to be complied with or performed by Demegen pursuant to the terms of this Agreement, the License Agreement or any Demegen Warrant.

               (v) By either party, if the other party institutes or has instituted against is any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally.

         (b) Effect of Termination. In the event of termination of this Agreement, or if Demegen exercises the Right to Terminate or does not exercise the Option by the Expiration Date:

               (i) Each party will promptly redeliver all documents, work papers and other material (and all copies thereof) of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

               (ii) The License Agreement shall terminate as of the effective date of expiration or termination;

               (iii) All use or development of the Technology by Demegen shall cease as of the effective date of expiration or termination;

               (iv) Demegen will promptly return all Assets (except for the Equipment) to Periodontix and pay to Periodontix $20,000 as required by 2.2(d); and

               (v) All Operating Liabilities under Section 2.2(c) accrued or owed through the date thirty (30) days after the effective date of the termination or expiration shall be paid by Demegen promptly.

         11.2 Board Representation.

         Upon the closing of the transactions contemplated by the Asset Purchase Agreement, Demegen shall expand its Board of Directors by one director and Joseph Lovett or such other person designated by the holders of shares of capital stock of Periodontix representing at least a majority of the combined voting power of the capital stock of Periodontix shall be elected by the Board of Directors of Demegen director to fill the vacancy created thereby. In addition, subject to its fiduciary duties under Colorado law, the Board of Directors of Demegen shall nominate such designee for reelection at Demegen's annual meeting of stockholders in 2002. If such designee shall for any reason cease to be a director of Demegen prior to Demegen's annual meeting of stockholders in 2002, the Board of Directors of Demegen shall replace such designee with another person designated by the holders of shares of capital stock of Periodontix representing at least a majority of the combined voting power of the capital stock of Periodontix.

         11.3 Rule 144 Reporting.

         With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, Demegen agrees to:

               (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144"), at all times; and

               (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of Demegen under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"); and

               (c) so long as Periodontix owns any Demegen Common Stock (as defined in the Demegen Warrant), furnish to it upon request, a written statement by Demegen as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Demegen, and such other reports and documents so filed as the Periodontix may reasonably request in availing itself of any rules rule or regulation of the Commission allowing the Holder to sell such Demegen Common Stock without registration.

         11.4 No Third Party Beneficiaries.

         This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective heirs, successors and permitted assigns.

         11.5 No Presumption Against Draftsman.

         There shall be no presumption against either party hereto on the ground that such party or its counsel was responsible for preparing this Agreement on any part hereof.

         11.6 Expenses.

         Periodontix and Demegen shall each bear the cost and expense of their own attorneys, accountants and financial advisors.

         11.7 Succession and Assignment.

         This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective heirs, successors, and permitted assigns. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Periodontix without the prior written consent of Demegen, or by Demegen without the prior written consent of Periodontix.

         11.8 Notices.

         All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the next Business Day after it is sent, if sent for next Business Day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt or refusal of receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

         If to Periodontix, addressed to:

               29 Babe Ruth Drive
               Sudbury, MA  01406
               Fax: (413) 513-2023
               Attention: Robert Linke

               with a copy to:

               Hale and Dorr LLP
               60 State Street
               Boston, Massachusetts 02109
               Fax:  (617) 526-5000
               Attention:  Stuart M. Falber, Esquire

         If to Demegen, addressed to:

               Demegen, Inc.
               1051 Brinton Road
               Pittsburgh, Pennsylvania 15221
               Fax: (412) 241-2161
               Attention:  Richard Ekstrom, President

               with a copy to:

               Buchanan Ingersoll Professional Corporation
               One Oxford Centre
               301 Grant Street, 20th Floor
               Pittsburgh, Pennsylvania 15219-1410
               Fax:  (412) 562-1041
               Attention:  Mary L. Silverberg, Esquire

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         11.9 Entire Agreement.

         This Agreement, including the Exhibits and Schedules attached hereto and thereto and the documents and agreements referred to herein or contemplated hereby, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any prior writings, understandings, agreements, negotiations, or representations by or among the parties, written or oral, with respect to the subject matter hereof, except for that certain confidentiality agreement between Demegen and Periodontix, dated September 14, 2000, which shall remain in full force and effect, except as may be amended hereby.

         11.10 Multiple Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.11 Headings and Table of Contents.

         The Sections headings and the Table of Contents contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.12 Publicity.

         Except as provided herein or required by law (including, without limitation, the federal securities laws) neither Demegen nor Periodontix nor any Noteholder shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior written approval of the others, which consent shall not be unreasonably withheld or delayed. Subject to the other requirements of this Section 11.10, it is acknowledged that upon execution of this Agreement, Demegen shall make a public announcement of the transactions contemplated by this Agreement.

         11.13 Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

         11.14 Amendments and Waivers.

         The parties may mutually amend any provision of this Agreement at any time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         11.15 Severability.

         Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         11.16 Construction.

         The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         11.17 Incorporation of Exhibits and Schedules.

         The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         11.18 Taxes.

         Any and all federal, state, county, local or foreign sales, use, value added, excise, stamp, transfer and other Taxes not in the nature of income taxes, fees and duties (including any interest, additions to tax and penalties with respect thereto) and any and all transfer, recording or similar fees and charges imposed in connection with the consummation of the transactions contemplated by this Agreement shall be borne by the Buyer. The Buyer waives compliance by Periodontix with the provision of any applicable bulk sales laws.

         11.19 Sharing of Data.

         Periodontix shall have the right for a period of five (5) years (or such longer time as applicable law requires Periodontix to maintain such records) following the Closing Date, to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to Demegen pursuant to this Agreement for the limited purpose of complying with its obligations under applicable laws and Demegen agrees to use practices and procedures identical to that which it applies to its books and records generally to maintain such books and other documents for such period of time.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first set forth above.

PERIODONTIX, INC.
("Periodontix")

By:    /s/ Robert B. Linke
       -------------------------
Name:  Robert B. Linke
       -------------------------
Title: President
       -------------------------


DEMEGEN, INC.
("Demegen")

By:    /s/ Richard D. Ekstrom
       -------------------------
Name:  Richard D. Ekstrom
       -------------------------
Title: President
       -------------------------

                         INDEX TO SCHEDULES AND EXHIBITS


Exhibit A                 License Agreement
Exhibit B                 Asset Purchase Agreement
Exhibit C                 Form of Demegen Warrants
Exhibit D                 Escrow Agreement
Exhibit E                 Investor Representation Letter
Exhibit F                 Note Amendments
Exhibit G                 Form of Opinion of Demegen Counsel
Exhibit H                 Form of Opinion of Periodontix Counsel

Schedule 1                Stockholders List

Schedule 2                Operating Liabilities

Schedule 3                Equipment